ALLERGAN REPORTS FIRST QUARTER OPERATING RESULTS
•	Pharmaceutical Sales Increased 22 Percent for the First Quarter

•	Board of Directors Declares First Quarter Dividend
(IRVINE, Calif., May 3, 2006) — Allergan, Inc. (NYSE: AGN) today announced operating results for the first quarter ended March 31, 2006. Allergan also announced that its Board of Directors has declared a first quarter dividend of $0.10 per share, payable on June 13, 2006 to stockholders of record on May 19, 2006.
Operating Results
For the quarter ended March 31, 2006:
•	Allergan’s net sales were $615.2 million, excluding sales of products acquired in the Inamed acquisition, which was completed on March 23, 2006.
•	Pharmaceutical sales increased 22.0 percent, or 23.0 percent at constant currency, compared to pharmaceutical sales in the first quarter of 2005. Pharmaceutical sales increased 24.0 percent, or 24.9 percent at constant currency, compared to pharmaceutical sales in the first quarter of 2005 adjusted to exclude BOTOX® sales in Japan as a result of Allergan’s development and promotion arrangement with GlaxoSmithKline (GSK). A reconciliation of the adjustments made from revenue reported in accordance with United States Generally Accepted Accounting Principles (GAAP) to adjusted revenue is contained in the financial tables of this press release.
•	Allergan reported $3.29 diluted loss per share compared to the $0.60 diluted earnings per share reported for the first quarter of 2005. In accordance with GAAP, Allergan began implementing Statement of Financial Accounting Standards No. 123 (revised 2004), Shared-Based Payment (FAS 123R) in the first quarter of 2006. The reported $3.29 diluted loss per share includes a $0.05 per share expense related to the effect of expensing stock options in accordance with FAS 123R and also includes the following:
•	purchase accounting adjustments related to acquired in-process research and development associated with the Inamed acquisition, which were higher than the guidance provided on March 27, 2006 (see details contained in the financial tables of this press release);

•	merger-related integration and transition costs associated with the Inamed acquisition;

•	the incurrence of net restructuring charges, primarily related to the streamlining of Allergan’s research and development and select commercial activities throughout Europe and the reversal of restructuring charges related to the re-organization of Allergan’s operations in Japan as a result of Allergan’s development and promotion arrangements with GSK relating to BOTOX®;

•	the incurrence of transition and duplicate operating expenses related to the streamlining activities throughout Europe mentioned above;

•	the resolution of uncertain income tax positions due to completion of the Internal Revenue Service (IRS) examination for tax years 2000 through 2002;

•	the favorable recovery of previously paid state income taxes;

•	the reversal of estimated interest income and expense related to previously paid state income taxes and tax settlements; and

•	the effect of an unrealized loss on the mark-to-market adjustment to foreign currency derivative instruments.
The items above included in diluted earnings per share total $559.4 million, which consists of $580.4 million pre-tax, less $21.0 million related to the provision for income taxes.

•	The pre-tax costs related to expensing stock options included in our statement of operations for the three months ended March 31, 2006 are allocated $0.7 million to cost of sales, $7.0 million to selling, general and administrative expenses and $2.4 million to research and development expenses. Allergan’s results of operations for the comparable three months ended March 25, 2005 do not include any costs related to expensing stock options.
•	Allergan’s adjusted diluted earnings per share were $0.82, representing a 7.9 percent increase compared to adjusted diluted earnings per share of $0.76 reported for the first quarter of 2005. Adjusted diluted earnings per share of $0.82 includes a $0.05 per share expense related to the effect of expensing stock options in accordance with FAS 123R. Adjusted diluted earnings per share for the first quarter of 2006 exclude the items outlined above and a reconciliation of the adjustments made from earnings per share reported in accordance with GAAP to adjusted diluted earnings per share is contained in the financial tables of this press release.
“I am extremely pleased with the very strong sales growth across a broad range of products, regions and businesses in the first quarter, driven by our strong investments in sales and marketing programs as well as R&D.” said David E.I. Pyott, Allergan’s Chairman of the Board and Chief Executive Officer. “Furthermore, we are making excellent progress in integrating Inamed’s operations and are successfully establishing ourselves as the leading specialist company in medical aesthetics, providing a wide range of innovative products to plastic surgeons and dermatologists.”
Inamed Acquisition
On March 23, 2006, Allergan announced that it completed its acquisition of Inamed Corporation. The acquisition of Inamed expands Allergan’s global position as a premier specialty pharmaceutical and medical device company in high-growth markets and creates a world-leading medical aesthetics franchise, providing a broad, complementary portfolio of pharmaceutical and medical device products and offerings to physicians and patients.
As previously discussed, the first quarter net sales reported by Allergan exclude sales of products acquired in the Inamed acquisition. Total Inamed net sales were $99.4 million for the first quarter of 2006. Actions to reduce in-channel inventory affected ex-factory sales. Based upon second quarter run rates, we are confirming the Inamed sales guidance provided on March 27, 2006.

Product and Pipeline Update
During the first quarter of 2006:
•	On March 9, 2006, Allergan announced that Allergan and Alcon, Inc. (NYSE: ACL) settled the patent infringement lawsuit pending in the United States District Court for the District of Delaware contending that Alcon’s proposed brimonidine 0.15% product infringed two brimonidine-related patents owned by Allergan. Pursuant to the settlement, Alcon agreed to license both patents at issue in the lawsuit for use in the United States most likely beginning on September 30, 2009.
•	On March 24, 2006, Allergan announced that the Committee for Medicinal Products for Human Use (CHMP) recommended that the European Commission approve GANFORT®, Allergan’s LUMIGAN®/timolol combination product (bimatoprost/timolol ophthalmic solution) for the treatment of glaucoma. The CHMP opinion serves as the basis for a European Commission approval, which is expected to be finalized in the second quarter of 2006. GANFORT® is indicated for the reduction of intraocular pressure (IOP) in patients with open-angle glaucoma or ocular hypertension who are insufficiently responsive to topical beta-blockers or prostaglandin analogues.
On February 2, 2006, Allergan announced that F. Michael Ball assumed the position of President, Allergan effective February 1, 2006. Additionally, Allergan announced the appointment of Raymond Diradoorian to Executive Vice President, Global Technical Operations. With the appointment of Mr. Ball to President, David E.I. Pyott maintained his positions as Allergan’s Chairman of the Board and Chief Executive Officer.
Following the end of the first quarter, Allergan completed the concurrent private placements of $750 million aggregate principal amount of 1.50% Convertible Senior Notes due 2026, and $800 million aggregate principal amount of 5.75% Senior Notes due 2016. Allergan also announced that it will redeem the entire outstanding principal amount of its Zero Coupon Senior Convertible Notes due 2022 on May 15, 2006.
Outlook
For the full year of 2006:
•	Allergan is increasing total sales guidance to between $2,825 million and $2,965 million.
•	Allergan is increasing the expected range of pharmaceutical sales to between $2,465 million and $2,565 million. Pharmaceutical sales excludes sales of products acquired in the Inamed transaction.

•	Allergan is increasing the expected range of BOTOX® sales to between $890 million and $925 million (excludes BOTOX® sales in Japan as a result of Allergan’s development and promotion arrangements with GSK). To assist in year-over-year BOTOX® sales growth comparisons, Allergan has provided 2005 and 2004 quarterly BOTOX® net sales in Japan in the financial tables of this press release.

•	All other revenue guidance provided on March 27, 2006 remains unchanged.
•	Allergan is increasing adjusted diluted earnings per share guidance to be between $3.57 and $3.63, which includes a $0.20 per share expense related to the estimated effect of expensing stock options in accordance with FAS 123R. Adjusted diluted earnings per share guidance excludes non-GAAP adjustments to adjusted diluted earnings per share, including the following items:
•	amortization of acquired intangible assets associated with the Inamed acquisition;

•	purchase accounting adjustments related to inventory and in-process research and development associated with the Inamed acquisition;

•	merger-related integration and transition costs associated with the Inamed acquisition;

•	restructuring activities and transition and duplicate operating expenses;

•	the resolution of uncertain tax positions due to completion of the IRS examination;

•	the favorable recovery of previously paid state income taxes;

•	the reversal of estimated interest income and expense related to previously paid state income taxes and tax settlements; and

•	the effect of the unrealized gain/loss on the mark-to-market adjustment to foreign currency derivative instruments.
A reconciliation of the adjustments made from GAAP diluted earnings per share guidance to adjusted diluted earnings per share guidance is contained in the financial tables of this press release.

•	All other full year guidance provided on March 27, 2006 remains unchanged including income statement ratios, other revenue, estimated impact of expensing stock options, diluted shares outstanding and effective tax rate.
For the second quarter of 2006, Allergan estimates:
•	Total sales between $750 million and $770 million (which includes Allergan and Inamed combined sales).
•	Adjusted diluted earnings per share are expected to be between $0.82 and $0.84, which includes a $0.05 per share expense related to the estimated effect of expensing stock options in accordance with FAS 123R discussed above. Adjusted diluted earnings per share guidance excludes non-GAAP adjustments to adjusted diluted earnings per share, including the following items:
•	amortization of acquired intangible assets associated with the Inamed acquisition;

•	merger related integration and transition costs associated with the Inamed acquisition; and

•	purchase accounting adjustments related to inventory and in-process research and development associated with the Inamed acquisition.

A reconciliation of the adjustments made from GAAP diluted earnings per share guidance to adjusted diluted earnings per share guidance is contained in the financial tables of this press release.
Forward-Looking Statements
In this press release, the statements regarding new product development, market potential, expected growth, efficiencies, costs and savings, the statements by Mr. Pyott as well as the outlook for Allergan’s earnings per share and revenue forecasts, among other statements above, are forward-looking statements. Because forecasts are inherently estimates that cannot be made with precision, Allergan’s performance at times differs materially from its estimates and targets, and Allergan often does not know what the actual results will be until after a quarter’s end and year’s end. Therefore, Allergan will not report or comment on its progress during a current quarter except through public announcement. Any statement made by others with respect to progress during a current quarter cannot be attributed to Allergan.
Any other statements in this press release that refer to Allergan’s expected, estimated or anticipated future results are forward-looking statements. All forward-looking statements in this press release reflect Allergan’s current analysis of existing trends and information and represent Allergan’s judgment only as of the date of this press release. Actual results may differ materially from current expectations based on a number of factors affecting Allergan’s businesses, including, among other things, changing competitive, market and regulatory conditions; the timing and uncertainty of the results of both the research and development and regulatory processes; domestic and foreign health care and cost containment reforms; technological advances and patents obtained by competitors; the performance, including the approval, introduction, and consumer and physician acceptance, of new products and the continuing acceptance of currently marketed products; the effectiveness of advertising and other promotional campaigns; the timely and successful implementation of strategic initiatives; the results of any pending or future litigations, investigations or claims; the uncertainty associated with the identification of and successful consummation and execution of external corporate development initiatives and strategic partnering transactions; and Allergan’s ability to obtain and successfully maintain a sufficient supply of products to meet market demand in a timely manner. In addition, matters generally affecting the economy, such as changes in interest and currency exchange rates; international relations; and the state of the economy worldwide, can materially affect Allergan’s results. Therefore, the reader is cautioned not to rely on these forward-looking statements. Allergan expressly disclaims any intent or obligation to update these forward-looking statements except as required to do so by law.
Additional information concerning the above-referenced risk factors and other risk factors can be found in press releases issued by Allergan, as well as Allergan’s public periodic filings with the Securities and Exchange Commission, including the discussion under the heading “Risk Factors” in Allergan’s 2005 Form 10-K. Copies of Allergan’s press releases and additional information about Allergan is available at www.allergan.com or you can contact the Allergan Investor Relations Department by calling 714-246-4636.
About Allergan, Inc.
Allergan, Inc., with headquarters in Irvine, California, is a technology-driven, global specialty pharmaceutical and medical device company that develops and commercializes innovative products for the ophthalmology, neurosciences, medical dermatology, medical aesthetics and other specialty markets. Allergan is dedicated to delivering value to its customers, satisfying unmet medical needs, and improving people’s lives.
Allergan Contacts
Jim Hindman (714) 246-4636 (investors)
Joann Bradley (714) 246-4766 (investors)
Caroline VanHove (714) 246-5134 (media)
Heather Katt (714) 246-6224 (media)
Crystal Cienfuegos (714) 246-5842 (media)

ALLERGAN, INC.
Condensed Consolidated Statements of Operations and
Reconciliation of Non-GAAP Adjustments
(Unaudited)

	Three months ended
in millions, except per share amounts	March 31, 2006				March 25, 2005
		Non-GAAP				Non-GAAP
	GAAP	Adjustments		Adjusted	GAAP	Adjustments		Adjusted
Product sales
Net sales	$615.2	$—		$615.2	$527.2	$—		$527.2
Cost of sales	101.6	(0.1	)(a)	101.5	94.1	—		94.1

Product gross margin	513.6	0.1		513.7	433.1	—		433.1

Other revenue	10.5	—		10.5	2.9	—		2.9

Selling, general and administrative	274.0	(9.2	)(a)(b)	264.8	213.2	(0.2	)(h)	213.0
Research and development	670.1	(563.0	)(a)(c)	107.1	82.0	(0.1	)(h)	81.9
Restructuring charge	2.8	(2.8	)(d)	—	27.4	(27.4	)(d)	—

Operating income (loss)	(422.8)	575.1		152.3	113.4	27.7		141.1

Interest income	9.2	4.9	(e)	14.1	5.5	(0.1	)(i)	5.4
Interest expense	(7.8)	(0.6	)(e)	(8.4)	(4.5)	—		(4.5)
Unrealized (loss) gain on derivative instruments, net	(1.0)	1.0	(f)	—	0.1	(0.1	)(f)	—
Other, net	(0.7)	—		(0.7)	4.5	(3.5	)(i)	1.0

	(0.3)	5.3		5.0	5.6	(3.7)		1.9

Earnings (loss) before income taxes and minority interest	(423.1)	580.4		157.3	119.0	24.0		143.0

Provision for income taxes	21.9	21.0	(g)	42.9	39.2	2.5	(j)	41.7
Minority interest	(0.2)	—		(0.2)	(0.1)	—		(0.1)

Net earnings (loss)	$(444.8)	$559.4		$114.6	$79.9	$21.5		$101.4

Net earnings (loss) per share:
Basic	$(3.29)			$0.85	$0.61			$0.77

Diluted	$(3.29)			$0.82	$0.60			$0.76

Weighted average number of common shares outstanding:
Basic	135.1			135.1	131.1			131.1
Diluted	135.1			139.6	132.6			132.6

Selected ratios as a percentage of net sales

Gross profit	83.5%			83.5%	82.2%			82.2%
Selling, general and administrative	44.5%			43.0%	40.4%			40.4%
Research and development	108.9%			17.4%	15.6%			15.5%

(a)	Transition/duplicate operating expenses, consisting of Cost of sales of $0.1 million, Selling, general and administrative expense of $4.2 million and Research and development expense of $0.2 million

(b)	Integration and transition costs related to the acquisition of Inamed of $5.0 million

(c)	In-process research and development charge of $562.8 million related to the acquisition of Inamed

(d)	Net restructuring charges

(e)	Reversal of interest income on previously paid state income taxes and reversal of interest expense related to the resolution of uncertain tax positions

(f)	Unrealized gain (loss) on the mark-to-market adjustment to derivative instruments

(g)	Resolution of uncertain tax positions and favorable recovery of previously paid state income taxes of $15.7 million and the tax effect for non-GAAP adjustments of $5.3 million

(h)	Transition/duplicate operating expenses

(i)	ISTA Vitrase collaboration fee

(j)	Tax effect for non-GAAP adjustments
“GAAP” refers to financial information presented in accordance with generally accepted accounting principles in the United States.
This press release includes historical non-GAAP financial measures, as defined in Regulation G promulgated by the Securities and Exchange Commission, with respect to the three months ended March 31, 2006 and March 25, 2005. Allergan believes that its presentation of historical non-GAAP financial measures provides useful supplementary information to investors. The presentation of historical non-GAAP financial measures is not meant to be considered in isolation from or as a substitute for results prepared in accordance with accounting principles generally accepted in the United States.
In this press release, Allergan reported the non-GAAP financial measure “adjusted earnings” and related “adjusted diluted earnings per share.” Allergan uses adjusted earnings to enhance the investor’s overall understanding of the financial performance and prospects for the future of Allergan’s core business activities. Specifically, Allergan believes that a report of adjusted earnings provides consistency in its financial reporting and facilitates the comparison of results of core business operations between its current, past and future periods. Adjusted earnings is one of the primary indicators management uses for planning and forecasting in future periods. Allergan also uses adjusted earnings for evaluating management performance for compensation purposes.

ALLERGAN, INC.
Condensed Consolidated Balance Sheets
(Unaudited)

	March 31,	December 31,
in millions	2006	2005

Assets

Cash and equivalents	$876.2	$1,296.3
Trade receivables, net	365.2	246.1
Inventories	207.2	90.1
Other current assets	233.4	193.1

Total current assets	1,682.0	1,825.6

Property, plant and equipment, net	564.9	494.0
Intangible assets, net	816.1	139.8
Goodwill, net	1,922.4	9.0
Other noncurrent assets	275.0	382.1

Total assets	$5,260.4	$2,850.5

Liabilities and stockholders’ equity

Notes payable	$952.0	$169.6
Convertible notes, net of discount	427.3	520.0
Accounts payable	119.8	92.3
Accrued expenses and income taxes	397.8	262.1

Total current liabilities	1,896.9	1,044.0

Long-term debt	57.7	57.5
Other liabilities	246.8	182.1
Stockholders’ equity	3,059.0	1,566.9

Total liabilities and stockholders’ equity	$5,260.4	$2,850.5

Cash, net of debt	$(560.8)	$549.2

Debt-to-capital percentage	32.0%	32.3%

ALLERGAN, INC.
Reconciliation of Diluted Earnings Per Share
(Unaudited)

in millions, except per share amounts	Three months ended
	March 31,		March 25,
	2006		2005
Net earnings (loss), as reported	$(444.8)		$79.9

Non-GAAP pre-tax adjustments:
In-process research and development charge Net restructuring charge	562.8		—
Inamed integration and transition costs	2.8		27.4
Transition/duplicate operating expenses	5.0		—
Interest related to previously paid state income taxes and income	4.5		0.3
tax settlements	4.3		—
ISTA Vitrase collaboration fee	—		(3.6)
Unrealized (gain) loss on derivative instruments	1.0		(0.1)

	135.6		103.9

Tax effect for above items	5.3		2.5
Resolution of uncertain tax positions	14.5		—
State income tax recovery	1.2		—

Adjusted diluted earnings	$114.6		$101.4

Weighted average number of shares issued	135.1		131.1

Net shares assumed issued using the treasury stock method for options outstanding during each period based on average market price	2.0		1.0

Dilutive effect of assumed conversion of convertible notes outstanding	2.5		0.5

	139.6		132.6

Diluted (loss) earnings per share, as reported	$(3.29)		$0.60
Effect of additional dilutive shares (a)	0.10		—

	(3.19)		0.60
Non-GAAP earnings per share adjustments:
In-process research and development charge	4.03		—
Net restructuring charge	0.02		0.18
Inamed integration and transition costs	0.02		—
Transition/duplicate operating expenses	0.02		—
Interest related to previously paid state income taxes and income
tax settlements	0.02		—
ISTA Vitrase collaboration fee	—		(0.02)
Unrealized (gain) loss on derivative instruments	0.01		—
Income tax benefit from resolution of uncertain tax positions	(0.12)		—
State income tax recovery	0.01		—

Adjusted diluted earnings per share	$0.82		$0.76

Year over year change		7.9%

(a)	The number of shares used to calculate adjusted diluted earnings per share includes the dilutive effect of outstanding stock options and the assumed conversion of convertible notes.

ALLERGAN, INC.
Supplemental Non-GAAP Information
(Unaudited)
Net sales, as reported

	Three months ended
			$ change in net sales			Percent change in net sales
	March 31,	March 25,
in millions	2006	2005	Total	Performance	Currency	Total	Performance	Currency

Eye Care Pharmaceuticals	$361.9	$298.0	$63.9	$67.0	$(3.1)	21.4%	22.5%	(1.0)%
Botox/Neuromodulator	223.0	176.3	46.7	48.4	(1.7)	26.5%	27.5%	(1.0)%
Skin Care	30.3	29.8	0.5	0.5	—	1.7%	1.7%	—

Total	615.2	504.1	111.1	115.9	(4.8)	22.0%	23.0%	(1.0)%

Other (primarily contract sales)	—	23.1	(23.1)	(23.1)	—	(100.0)%	(100.0)%	—

Total net sales, as reported	$615.2	$527.2	$88.0	$92.8	$(4.8)	16.7%	17.6%	(0.9)%

Alphagan P, Alphagan and Combigan	$71.0	$66.7	$4.3	$5.2	$(0.9)	6.4%	7.8%	(1.4)%

Lumigan	72.9	62.0	10.9	12.1	(1.2)	17.5%	19.5%	(2.0)%

Other Glaucoma	4.4	4.6	(0.2)	(0.1)	(0.1)	(3.9)%	(1.2)%	(2.7)%

Restasis	66.1	37.3	28.8	28.8	—	77.1%	77.1%	n/a

Domestic	67.4%	66.9%

International	32.6%	33.1%
Adjusted total net sales

	Three months	Three months ended			Change in adjusted net sales
	ended
	March 31,	March 25,	March 25,	March 25,
	2006	2005	2005	2005
	as reported	as reported	adjustments	as adjusted	$	%
in millions			(a)

Eye Care Pharmaceuticals	$361.9	$298.0	$—	$298.0	$63.9	21.4%
Botox/Neuromodulator	223.0	176.3	(7.9)	168.4	54.6	32.4%
Skin Care	30.3	29.8	—	29.8	0.5	1.7%

Total	615.2	504.1	(7.9)	496.2	119.0	24.0%

Other (primarily contract sales)	—	23.1	(23.1)	—	—	—

Total net sales	$615.2	$527.2	$(31.0)	$496.2	$119.0	24.0%

(a)	Adjustments to net sales consist of Botox net sales in Japan in 2005 of $7.9 million and other sales (primarily contract sales) of $23.1 million.
In this press release, Allergan reported sales performance using the non-GAAP financial measure of constant currency sales. Constant currency sales represent current period reported sales adjusted for the translation effect of changes in average foreign exchange rates between the current period and the corresponding period in the prior year. Allergan calculates the currency effect by comparing adjusted current period reported amounts, calculated using the monthly average foreign exchange rates for the corresponding period in the prior year, to the actual current period reported amounts. Management refers to growth rates at constant currency so that sales results can be viewed without the impact of changing foreign currency exchange rates, thereby facilitating period-to-period comparisons of Allergan’s sales. Generally, when the dollar either strengthens or weakens against other currencies, the growth at constant currency rates will be higher or lower, respectively, than growth reported at actual exchange rates.
Allergan also reported sales performance using the non-GAAP financial measure of adjusted total net sales. Adjusted total net sales represents reported sales adjusted to exclude prior period net sales for Japan and other sales, primarily consisting of sales to Advanced Medical Optics, Inc. (AMO) pursuant to a manufacturing and supply agreement entered into as part of the AMO spin-off. This manufacturing and supply agreement terminated in 2005. Allergan shifted to a third party license and distribution business model for its operations in Japan in 2005 and accordingly has recorded no current period product net sales for the Japan operations. Allergan uses adjusted total net sales to enhance the investor’s overall understanding of the financial performance and prospects for the future of Allergan’s core business activities. Specifically, Allergan believes that a report of adjusted total net sales provides consistency in its financial reporting and facilitates the comparison of net sales of core business operations between its current, past and future periods. Adjusted total net sales is one of the primary indicators management uses for planning and forecasting in future periods. Allergan also uses adjusted total net sales for evaluating management performance for compensation purposes.

ALLERGAN, INC.
Reconciliation of GAAP Diluted Earnings (Loss) Per Share Guidance
To Adjusted Diluted Earnings Per Share Guidance
(Unaudited)

	Quarter 2, 2006
	Low	High
GAAP diluted earnings per share guidance (a)	$0.60	$0.56

Purchase accounting adjustments related to inventory	0.11	0.13
Amortization of acquired intangible assets	0.09	0.10
Inamed integration and transition costs	0.02	0.05

Adjusted diluted earnings per share guidance	$0.82	$0.84

	Fiscal 2006
	Low	High
GAAP diluted earnings (loss) per share guidance (a)	$(0.86)	$(0.94)

Effect of additional diluted shares (b)	0.02	0.02

In-process research and development charge	3.73	3.73
Purchase accounting adjustments related to inventory	0.23	0.26
Amortization of acquired intangible assets	0.26	0.30
Restructuring charge	0.01	0.01
Inamed integration and transition costs	0.26	0.33
Transition/duplicate operating expenses	0.02	0.02
Interest related to previously paid state income taxes and Income tax settlements	0.02	0.02
Unrealized (gain) loss on derivative instruments	(0.01)	(0.01)
Income tax benefit from resolution of uncertain tax positions	(0.12)	(0.12)
State income tax recovery	0.01	0.01

Adjusted diluted earnings per share guidance	$3.57	$3.63

(a)	GAAP diluted earnings per share guidance excludes any potential impact of future unrealized gains or losses on derivative instruments and restructuring charges and transition/duplicate operating expenses that may occur but that are not currently known or determinable.

(b)	The number of shares used to calculate adjusted diluted earnings per share includes the dilutive effect of outstanding stock options and the assumed conversion of convertible notes.

ALLERGAN, INC.
Supplemental Information Regarding Botox® Net Sales in Japan
(Unaudited)

	Year ended
	December 31,	December 31,
	2005	2004
Japan Botox® Net Sales (in millions)

Fiscal Quarter 1	$7.9	$6.4
Fiscal Quarter 2	9.4	8.3
Fiscal Quarter 3	10.1	8.3
Fiscal Quarter 4	11.4	9.5

Total Year	$38.8	$32.5